Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Predictive Oncology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share	457(o)	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Debt	Debt securities	457(o)	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Equity	Warrants	457(o)	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Other	Units	457(o)	-	-	-	-	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (1)	457(o)	-	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	-	-	-	-	-	S-3	333-255582	May 5, 2021	-
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415(a)(6)	-	-	-	-	-	S-3	333-255582	May 5, 2021	-
Carry Forward Securities	Debt	Debt securities	415(a)(6)	-	-	-	-	-	S-3	333-255582	May 5, 2021	-
Carry Forward Securities	Equity	Warrants	415(a)(6)	-	-	-	-	-	S-3	333-255582	May 5, 2021
Carry Forward Securities	Other	Units	415(a)(6)	-	-	-	-	-	S-3	333-255582	May 5, 2021	-
Carry Forward Securities	Unallocated (Universal) Shelf	(3)	415(a)(6)	(3)	-	$200,000,000 (3)	0.00010910	-	S-3	333-255582	May 5, 2021	$21,820
	Total Offering Amounts					$200,000,000.00		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							-

(1)	Predictive Oncology Inc. (the “Registrant”), is registering under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities being registered under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of shares of common stock and preferred stock as the registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the shares the Registrant is registering under this registration statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the Registrant’s registration statement (File No. 333-255582) filed on April 28, 2021 and declared effective on May 5, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number or amount of common stock, preferred stock, warrants, debt securities and units having an aggregate initial offering price of $250,000,000, of which securities in the amount of approximately $219,458,005 remain unsold as of the date of filing of this registration statement. The Registrant has determined to include in this registration statement certain unsold securities under the Prior Registration Statement with an aggregate offering price of $200,000,000, or the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Securities and the Registrant is applying the previously paid filing fee associated with the Unsold Securities to this registration statement. As a result, no fee is being paid in connection with this filing. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells or issues any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.